CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Regent Assisted Living, Inc. on form S-8 (File Nos. 333-12157 and 333-12159) of our report, dated March 21, 1997, on our audit of the consolidated financial statements of Regent Assisted Living, Inc. and subsidiary as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-KSB for the year ended December 31, 1997.



                            COOPERS & LYBRAND L.L.P.

Portland, Oregon
March 30, 1998